PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-200212 Dated March 27, 2015

UBS AG Trigger Autocallable Optimization Securities

Linked to the common stock or American depositary shares of a specific company or the shares of a specific exchange traded fund

  Investment Description

UBS AG Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the common stock or American depositary shares of a specific company or the shares of an exchange traded fund (the “underlying equity”). The applicable terms of an offering of the Securities will be specified in the relevant final terms supplement you will receive from your financial advisor. The general terms are as follows:

♦	Unless otherwise specified in the relevant final terms supplement, the principal amount of each Security will equal $10.00.

♦

UBS will automatically call the Securities if the closing price of the underlying equity on any observation date is greater than or equal to the initial price. If the Securities are called, UBS will pay you a call price on the applicable call settlement date equal to the principal amount plus the applicable call return, which increases the longer the Securities are outstanding and is based on the per annum call return rate. The observation dates, call return rate, call returns, call prices and call settlement dates will be specified in the relevant final terms supplement for your Securities.

♦

If your Securities are not called, at maturity, UBS will either pay you the principal amount per Security or, if the closing price of the underlying equity on the final valuation date is below the specified trigger price, you will be fully exposed to the negative underlying return and UBS will pay you an amount in cash that is significantly less than the principal amount, if anything, resulting in a loss of principal that is proportionate to the decline of the underlying equity. The trigger price will be specified in the relevant final terms supplement for your Securities.

Investing in the Securities involves significant risks. The Securities do not pay interest and you may lose some or all of your principal amount. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

  Features

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Call Return — UBS will automatically call the Securities for a call price equal to the principal amount plus a call return if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. The call return increases the longer the Securities are outstanding. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

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Contingent Repayment of Principal Amount at Maturity — If by maturity the Securities have not been called and the price of the underlying equity does not close below the trigger price on the final valuation date, UBS will pay you the principal amount per Security at maturity. If the final price of the underlying equity is below the trigger price on the final valuation date, UBS will repay significantly less than the principal amount, if anything, resulting in a loss on your investment that is proportionate to the decline in the price of the underlying equity from the trade date to the final valuation date. The contingent repayment of principal only applies if you hold the Securities through maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Securities at maturity, and the Securities can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 6 and under “Risk Factors” beginning on page PS-13 of the Trigger Autocallable Optimization Securities product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

  Security Offering

This prospectus supplement describes the general terms of Securities that we may offer. The applicable terms of any offering of Securities will be specified in the relevant final terms supplement you will receive from your financial advisor.

The estimated initial value of the Securities as of the trade date will be specified in the relevant final terms supplement for each offering of the Securities. The estimated initial value of the Securities will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 6 and 7 of this prospectus supplement.

See “Additional Information about UBS and the Securities” on page ii. The Securities we are offering will have the terms set forth in the Trigger Autocallable Optimization Securities (“TAOS”) product supplement relating to the Securities, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement, the TAOS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Financial Services Inc.	UBS Investment Bank

 Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	TAOS Product Supplement dated November 17, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413806/d818822d424b2.htm

♦	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement will specify the final economic terms for that issuance of the Securities, including the estimated initial value, and will indicate the identity of the underlying equity and any changes to the general terms specified herein. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Securities, and either the trigger price or call return rate depending on your selection of terms. Any final terms supplement should be read in connection with this prospectus supplement, the TAOS product supplement and the accompanying prospectus.

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Autocallable Optimization Securities” or the “Securities” refer to the Securities that will be offered hereby. Also, references to the “TAOS product supplement” mean the UBS product supplement, dated November 17, 2014, relating to the Securities generally, and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated November 14, 2014.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

 Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying equity.

♦	You believe the final price of the underlying equity is not likely to be below the trigger price.

♦	You believe the price of the underlying equity will close at or above the initial price on one of the specified observation dates.

♦	You understand and accept that you will not participate in any appreciation in the price of the underlying equity and that your return at maturity is limited to the applicable call return.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦	You are willing to forgo dividends paid on the underlying equity.

♦	You are willing to invest in the Securities based on the call return rate range or the trigger price range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦	You do not seek current income from this investment and are willing to forgo dividends paid on the underlying equity.

♦

You are willing to invest in securities that may be called early and are otherwise willing and able to hold such securities to maturity, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

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You understand that the estimated initial value of the Securities determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as the underlying equity.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You believe that the price of the underlying equity will decline during the term of the Securities and the final price of the underlying equity is likely to be below the trigger price on the final valuation date.

♦	You seek an investment that participates in the full appreciation in the price of the underlying equity or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦	You prefer to receive the dividends paid on the underlying equity.

♦	You are not willing to invest in the Securities based on the call return rate range or the trigger price range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity.

♦

You are unable or unwilling to hold securities that may be called early or are otherwise unable or unwilling to hold such securities to maturity, and seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 6 of this prospectus supplement as well as the “Key Risks” section of the relevant final terms supplement for risks related to an investment in the Securities.

 Summary Terms

Issuer	UBS AG
Principal Amount per Security	Unless otherwise specified in the relevant final terms supplement, $10.
Term	As specified in the relevant final terms supplement.
Underlying Equity	The common stock or American depositary shares of a specific company or the shares of a specific exchange traded fund as specified in the relevant final terms supplement
Call Feature	The Securities will be called if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you on the applicable call settlement date a cash payment per Security equal to the call price for the applicable observation date.
Observation Dates	As specified in the relevant final terms supplement. Any observation date may be subject to postponement in the event of a market disruption event, as described in the TAOS product supplement.
Call Return	The call return increases the longer the Securities are outstanding and is based upon the call return rate. The applicable call return for each observation date will be specified in the relevant final terms supplement.
Call Return Rate	As specified in the relevant final terms supplement.
Call Price	The call price equals the principal amount per Security plus the applicable call return. The call prices will be specified in the relevant final terms supplement.
Payment at Maturity (per Security)

If the Securities have not been called and the final price of the underlying equity is equal to or greater than the trigger price, we will pay you an amount in cash at maturity equal to your principal amount.

If the Securities have not been called and the final price of the underlying equity is below the trigger price, we will pay you an amount in cash that is significantly less than the principal amount, if anything, resulting in a loss of principal that is proportionate to the decline of the underlying equity, for an amount equal to $10 + ($10 × underlying return).

Underlying Return	Final Price – Initial Price Initial Price
Closing Price	On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying equity during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	The closing price of the underlying equity on the trade date. The initial price is subject to adjustments in the case of certain corporate events, as described in the TAOS product supplement.
Trigger Price	A percentage of the initial price of the underlying equity, which will be specified in the relevant final terms supplement. The trigger price is subject to adjustments in the case of certain corporate events, as described in the TAOS product supplement.
Final Price	The closing price of the underlying equity on the final valuation date. The final price is subject to adjustments in the case of certain corporate events, as described in the TAOS product supplement.

Trade Date	As specified in the relevant final terms supplement.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the trade date.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the final valuation date will be the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the TAOS product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 5 business days following the final valuation date, or if that day is not a business day, the next following business day. The maturity date may be subject to postponement in the event of a market disruption event, as described in the TAOS product supplement.
Call Settlement Dates	As specified in the relevant final terms supplement.
CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.

Investing in the Securities involves significant risks. You may lose some or all of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

  Investment Timeline

Trade Date	The initial price of the underlying equity is set and the trigger price is determined. The call return rate is set.

Observation Dates

The Securities will be called if the closing price of the underlying equity on any observation date is equal to or greater than the initial price.

If the Securities are called, UBS will pay the call price for the applicable observation date, which is equal to the principal amount plus the applicable call return.

Maturity Date:

The final price of the underlying equity on the final valuation date is determined.

If the Securities have not been called and the final price is greater than or equal to the trigger price, UBS will pay you an amount in cash equal to your principal amount.

If the Securities have not been called and the final price is less than the trigger price, UBS will repay significantly less than the principal amount, if anything, resulting in a loss on your investment proportionate to the decline of the underlying equity, for an amount equal to

$10.00 + ($10 × underlying return) per Security.

 What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-42 of the TAOS product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for a period of one year or less).

We will not attempt to ascertain whether any underlying equity or whether any underlying asset of an ETF would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

Unless otherwise specified in the relevant final terms supplement, we believe it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code, to the extent the issuer of any underlying equity were treated as a “pass-thru entity”) such that the timing and character of your income from the Securities could differ materially from the treatment described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-44 of the TAOS product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other non-principal protected equity-linked securities.

Further, it is possible that the Internal Revenue Service (“IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the Issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.

If your Securities are linked to an exchange traded fund (which is treated as a regulated investment company), real estate investment trust, partnership, trust or passive foreign investment company (each, a “pass-thru entity”), it is also possible that the IRS could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, automatic call, or redemption on maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the pass-thru entity on the date that you purchased your Securities and sold such interest in the pass-thru entity on the date of the sale or maturity of the Securities. In the case of Securities referencing a gold or silver exchange traded fund, if Section 1260 were to apply to your Securities any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special (higher) 28% maximum rate that is applicable to “collectibles”.

In regard to the constructive ownership rules, we will not attempt to ascertain whether the issuer of any underlying equity would be treated as a pass-thru entity for purposes of Section 1260 of the Code. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult with your tax advisor regarding the possible consequences to you if any such entity is or becomes a pass-thru entity.

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of all of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-42 of the TAOS product supplement unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. Subject to the discussion below with respect to Section 871(m) of the Code and FATCA, if you are not a U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. Gain from the sale or exchange of a Security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

 Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the TAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying equity is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will be fully exposed to the negative underlying return and you will lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying equity.

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Higher call return rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the trade date that the price of the underlying equity could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, the underlying equity’s volatility can change significantly over the term of the Securities and the price of the underlying equity could fall sharply, which could result in a significant loss of principal.

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The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying equity price is above the trigger price.

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Your potential return on the Securities is limited to the call return — The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying equity. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower your return will be. If the Securities are not called, you will not receive any call return. As an investor in the Securities, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the risk of a decline in the price of the underlying equity.

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Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

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Reinvestment risk — If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because the Securities may be called as early as the first observation date after issuance, you should be prepared in the event the Securities are called early.

♦

Market risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and (i) in the case of common stock or American depositary shares, its issuer (the “underlying equity issuer”) or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying equity. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer and the underlying equity for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the underlying equity, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified in the “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” section of the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Owning the Securities is not the same as owning the underlying equity — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Securities. Furthermore, the underlying equity may appreciate substantially during the term of your Securities and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the risks of owning equities in general and the underlying equity in particular, and to assume the risk that, if the Securities are not automatically called, you will not receive any positive return on your Securities and you may lose some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying equity, the calculation agent may make adjustments to the initial price, the trigger price and/or the final price of the underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TAOS product supplement as necessary to achieve an equitable result. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying equity where the issuer is not the surviving entity, the amount of cash you receive at maturity (if any) may be based on the common stock or American depositary shares of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. Additionally, if the issuer of the underlying equity becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an exchange traded fund, following a delisting, suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-30 of the TAOS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

♦

Exchange rate risk — The underlying equity of the Securities may be (1) the American depositary shares of a non-U.S. company, which are quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the American depositary shares, (2) substituted or replaced by another underlying equity that is quoted and traded in a non-U.S. currency; or (3) an exchange traded fund that invests in underlying assets that are quoted and traded in a non-U.S. currency. Holders of these Securities may be exposed to currency exchange rate risks with respect to the currencies in which such assets trade. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to these assets.

♦

Risks associated with non-U.S. securities markets — The underlying equity of the Securities may be the American depositary shares of a non-U.S. company or an exchange traded fund that invests in non-U.S. securities. Because non-U.S. equity securities underlying the American depositary shares or an exchange traded fund may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Securities linked to American depositary shares or exchange traded funds involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦

There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company — The underlying equity of the Securities may be the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Securities.

♦

Risks associated with non-U.S. companies — The underlying equity of the Securities may be the common stock of a non-U.S. company that is listed on a U.S. exchange or an exchange traded fund that invests in non-U.S. securities. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Securities.

♦

Risks associated with emerging market companies — The underlying equity of the Securities may be the American depositary shares or common stock of a company organized in an emerging market country or an exchange traded fund that invests in securities of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities may be susceptible, before making a decision to invest in the Securities.

♦

The value of the underlying equity may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — The underlying equity of the Securities may be an exchange traded fund, and although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such exchange traded fund invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying equity will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that exchange traded fund invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.

♦

Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities, futures contracts or physical commodities holdings. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.

♦

Failure of the underlying equity to track the level of the underlying index — The underlying equity of the Securities may be an exchange traded fund. Such underlying equity may be designed and intended to track the level of a specific index (an “underlying index”), but various factors, including fees and other transaction costs, may prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity may not be equal to the performance of its underlying index during the term of the Securities.

♦

There is no affiliation between the underlying equity issuer, or for Securities linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying equity (the “underlying equity constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying equity issuer or, if applicable, any underlying equity constituent stock issuers. However, we are not affiliated with the underlying equity issuer or any underlying equity constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer or, if applicable, each underlying equity constituent stock issuer. Neither the underlying equity issuer nor any underlying equity constituent stock issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

Potential UBS impact on the market price of the underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of UBS, will determine whether the final price is below the trigger price and accordingly the payment at maturity on your Securities. The calculation agent may also postpone the determination of the closing price of the underlying equity if a market disruption event occurs and is continuing on any observation date (including the final valuation date) and may make adjustments to the initial price, trigger price, final price and/or the underlying equity itself for certain corporate events affecting the underlying equity. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-30 of the TAOS product supplement. As UBS determines the economic terms of the Securities, including the call return rate and trigger price, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Security (such percentage to be specified in the relevant final terms supplement, but will not exceed 2.00%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the section above entitled “What Are the Tax Consequences of the Securities?” and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-42 of the TAOS product supplement and consult your tax advisor about your tax situation.

 Hypothetical Examples and Return Table

Assumptions

The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms will be specified in the relevant final terms supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	12 months
Initial Price:	$300.00
Call Return Rate:	18% per annum (or 1.50% per month)
Observation Dates:	Monthly
Trigger Price:	$240.00 (which is 80.00% of the Initial Price)

Example 1 — Securities are Called on the First Observation Date

Closing price at first Observation Date:	$350.00 (at or above Initial Price, Securities are called)
Call Price (per Security):	$10.15

Since the Securities are called on the first observation date, UBS will pay you on the call settlement date a total of $10.15 per $10.00 principal amount (a 1.50% total return on the Securities).

Example 2 — Securities are Called on the Final Valuation Date

Closing price at first Observation Date:	$275.00 (below Initial price, Securities NOT called)
Closing price at second Observation Date:	$250.00 (below Initial price, Securities NOT called)
Closing price at third Observation Date:	$275.00 (below Initial price, Securities NOT called)
Closing price at fourth to eleventh Observation Date:	Various (all below Initial price, Securities NOT called)
Closing price at Final Valuation Date:	$350.00 (at or above Initial price, Securities are called)
Call Price (per Security):	$11.80

Since the Securities are called on the final valuation date, UBS will pay you on the call settlement date (which coincides with the maturity date in this example) a total of $11.80 per $10.00 principal amount (an 18.00% total return on the Securities).

Example 3 — Securities are NOT Called and the Final Price is above the Trigger Price

Closing price at first Observation Date:	$275.00 (below Initial price, Securities NOT called)
Closing price at second Observation Date:	$250.00 (below Initial price, Securities NOT called)
Closing price at third Observation Date:	$275.00 (below Initial price, Securities NOT called)
Closing price at fourth to eleventh Observation Date:	Various (all below Initial price, Securities NOT called)
Closing price at Final Valuation Date:	$250.00 (below Initial price, but above Trigger price, Securities NOT called)
Payment at Maturity (per Security):	$10.00

Since the Securities are not called and the final price is above or equal to the trigger price, at maturity UBS will pay you a total of $10.00 per $10.00 principal amount (a zero percent total return on the Securities).

Example 4 — Securities are NOT Called and the Final Price is below the Trigger Price

Closing price at first Observation Date:	$275.00 (below Initial price, Securities NOT called)
Closing price at second Observation Date:	$250.00 (below Initial price, Securities NOT called)
Closing price at third Observation Date:	$230.00 (below Initial price and Trigger price, Securities NOT called)
Closing price at fourth to eleventh Observation Date:	Various (all below Initial price, Securities NOT called)
Closing price at Final Valuation Date:	$150.00 (below Initial price and Trigger price, Securities NOT called)
Payment at Maturity (per Security):	$10.00 + ($10 × Underlying Return)
= $10.00 + ($10 × -50%)
= $10.00 – $5.00
= $5.00

Since the Securities are not called and the final price is below the trigger price, at maturity UBS will pay you a total of $5.00 per $10.00 principal amount (a 50.00% loss on the Securities).

The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final price is less than the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including payments in respect of an automatic call or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Securities.

 Information about the Underlying Equity

All disclosures regarding the applicable underlying equity will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into the underlying equity.

The underlying equity will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying equity with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying equity under the Exchange Act can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

  Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 6 and 7 of this prospectus supplement.

Annex A

Form of Final Terms Supplement

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Securities until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities, in any State where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-200212

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated November 14, 2014, Product Supplement dated November 17, 2014 and Prospectus Supplement dated March 27, 2015)

Final Terms Supplement

UBS AG Trigger Autocallable Optimization Securities

UBS AG $[•] Securities Linked to [common stock] [American depositary shares] [shares] of [    ] due [    ]

Final Terms

Issuer	UBS AG, [•] Branch
Principal Amount	$10.00 per Security. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment) and integral multiples of $10.00 in excess thereof.
Term	Approximately [•] months, unless called earlier.
Underlying Equity	The [common stock] [American depositary shares] [shares] of [•].
Call Feature	The Securities will be called if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you on the applicable call settlement date a cash payment per Security equal to the call price for the applicable observation date.
Observation Dates	As specified in Call Price below.
Call Return	The call return increases the longer the Securities are outstanding and is based upon the call return rate.
Call Return Rate	[•]% per annum (or approximately [•]% accrued per outstanding [month])
Call Price

The call price equals the principal amount per Security plus the applicable call return.

The table below reflects the call return rate of [•]% per annum. Amounts in the table below may have been rounded for ease of analysis.

	Observation Date*	Call Return	Call Price (per Security)
	[•]	[•]	[•]

* Observation dates are subject to the market disruption event provisions discussed in the TAOS product supplement.
Payment at Maturity (per Security)

If the Securities have not been called and the final price of the underlying equity is equal to or greater than the trigger price, we will pay you an amount in cash at maturity equal to your principal amount.

If the Securities have not been called and the final price of the underlying equity is below the trigger price, we will pay you an amount in cash that is significantly less than the principal amount, if anything, resulting in a loss of principal that is proportionate to the decline of the underlying equity, for an amount equal to $10 + ($10 × underlying return).

Underlying Return	Final Price – Initial Price Initial Price
Closing Price	On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying equity during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	$[•], which is the closing price of the underlying equity on the trade date. The initial price is subject to adjustments in the case of certain corporate events, as described in the TAOS product supplement.
Trigger Price	$[•], which is [•]% of the initial price of the underlying equity. The trigger price is subject to adjustments in the case of certain corporate events, as described in the TAOS product supplement).
Final Price	The closing price of the underlying equity on the final valuation date. The final price is subject to adjustments in the case of certain corporate events, as described in the TAOS product supplement.
Trade Date	[•]
Settlement Date	[•]
Final Valuation Date	[•], subject to postponement in the event of a market disruption event as described in the TAOS product supplement.
Maturity Date	[•], subject to postponement in the event of a market disruption event as described in the TAOS product supplement.
Call Settlement Dates	Five business days following each observation date, except that the call settlement date for the final valuation date is the maturity date.
CUSIP	[•]
ISIN	[•]
Valoren	[•]
Tax Treatment	There is no tax authority that specifically addresses the tax treatment of the Securities. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity. Under this characterization you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities. However, it is possible that the IRS could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, automatic call, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities. For greater detail and possible alternative tax treatment, please see the section entitled “What Are the Tax Consequences of the Securities?” on page 3 of the prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-42 of the Trigger Autocallable Optimization Securities product supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Securities at maturity, and the Securities can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page A-4, under “Key Risks” beginning on page 6 of the prospectus supplement and under “Risk Factors” beginning on page PS-13 of the TAOS product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

The estimated initial value of the Securities as of the trade date is $[·] for Securities linked to the underlying equity. The estimated initial value of the Securities was determined on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-4 and A-5 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered prospectus supplement, Trigger Autocallable Optimization Securities product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page A-3. The Securities we are offering will have the terms set forth in the Prospectus Supplement dated March 27, 2015 relating to the Securities, the Trigger Autocallable Optimization Securities product supplement, the accompanying prospectus and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
	$[•]	$10.00	$[•]	$[•]	$[•]	$[•]

UBS Financial Services Inc. Final Terms Supplement dated [•]	UBS Investment Bank

 Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus supplement dated March 27, 2015:

[•]

♦	TAOS Product Supplement dated November 17, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413806/d818822d424b2.htm

♦	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to “prospectus supplement” mean the UBS prospectus supplement dated March 27, 2015, references to “TAOS product supplement” mean the UBS product supplement, dated November 17, 2014, relating to the Securities generally and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated November 14, 2014.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

 Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the TAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying equity is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will be fully exposed to the negative underlying return and you will lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying equity.

♦

Higher call return rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the trade date that the price of the underlying equity could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for the Securities. However, the underlying equity’s volatility can change significantly over the term of the Securities and the price of the underlying equity could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of your principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying equity price is above the trigger price.

♦

Your potential return on the Securities is limited to the call return — The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying equity. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier the Securities are called, the lower your return will be. If the Securities are not called, you will not receive any call return. As an investor in the Securities, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the risk of a decline in the price of the underlying equity.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦	No interest payments — UBS will not pay interest with respect to the Securities.

♦

Reinvestment risk — If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because the Securities may be called as early as the first observation date after issuance, you should be prepared in the event the Securities are called early.

♦

Market Risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and (i) in the case of common stock or American depositary shares, its issuer (the “underlying equity issuer”) or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying equity. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer and the underlying equity for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the underlying equity, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Owning the Securities is not the same as owning the underlying equity — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Securities. Furthermore, the underlying equity may appreciate substantially during the term of your Securities and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the risks of owning equities in general and the underlying equity in particular, and to assume the risk that, if the Securities are not automatically called, you will not receive any positive return on your Securities and you may lose some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying equity, the calculation agent may make adjustments to the initial price, the trigger price and/or the final price of the underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TAOS product supplement as necessary to achieve an equitable result. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying equity where such issuer is not the surviving entity, the amount of cash you receive at maturity (if any) may be based on the common stock or American depositary shares of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. Additionally, if the issuer of the underlying equity becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock or American depositary shares issued by another company. In the case of an exchange traded fund, following a delisting, suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-30 of the TAOS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

♦

[Exchange rate risk — The Securities are linked to the American depositary shares of a non-U.S. company. Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to American depositary shares.]

♦

[Risks associated with non-U.S. securities markets — The Securities are linked to the American depositary shares of a non-U.S. company. Because non-U.S. equity securities underlying the American depositary shares may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Securities linked to American depositary shares involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

♦

[There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company — The Securities are linked to the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Securities.]

♦

[Risks associated with non-U.S. companies — The Securities are linked to the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Securities.]

♦

[Risks associated with emerging market companies — The underlying equity issuer is a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.]

♦

[[The value of the underlying equity may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such exchange traded fund invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying equity will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that exchange traded fund invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market. ]]

♦

[[Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities, futures contracts or physical commodities holdings. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.]]

♦

[[Failure of the underlying equity to track the level of the underlying index — While the underlying equity is designed and intended to track the level of a specific index (an “underlying index”), various factors, including fees and other transaction costs, will prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity will not be equal to the performance of its underlying index during the term of the Securities.]]

♦

There is no affiliation between the underlying equity issuer, or for Securities linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying equity (the “underlying equity constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying equity issuer or, if applicable, any underlying equity constituent stock issuers. However, we are not affiliated with the underlying equity issuer or any underlying equity constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer or, if applicable, each underlying equity constituent stock issuer. Neither the underlying equity issuer nor any underlying equity constituent stock issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

Potential UBS impact on the market price of the underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of UBS, will determine whether the final price is below the trigger price and accordingly the payment at maturity on your Securities. The calculation agent may also postpone the determination of the closing price of the underlying equity if a market disruption event occurs and is continuing on any observation date (including the final valuation date) and may make adjustments to the initial price, trigger price, final price and/or the underlying equity itself for certain corporate events affecting the underlying equity. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-30 of the TAOS product supplement. As UBS determines the economic terms of the Securities, including the call return rate and trigger price, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities, and which may be revised without notice. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may influence the value of the Securities. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities which may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of [•]% per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the sections entitled “What are the Tax Consequences of the Securities” in the prospectus supplement and “Supplemental U.S. Tax Considerations” beginning on page PS-42 of the TAOS product supplement and consult your tax advisor about your tax situation.

  Information About the Underlying Equity

All disclosures regarding the underlying equity are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into the underlying equity.

The underlying equity will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying equity with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying equity under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

  [Underlying Equity]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for [•]’s [common stock] [American depositary shares] [shares], based on daily closing prices on the primary exchange for [•]. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. [The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.] UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. [•]’s closing price on [•], 2014 was $[•]. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/4/2010	3/31/2010	$•	$•	$•
4/1/2010	6/30/2010	$•	$•	$•
7/1/2010	9/30/2010	$•	$•	$•
10/1/2010	12/31/2010	$•	$•	$•
1/3/2011	3/31/2011	$•	$•	$•
4/1/2011	6/30/2011	$•	$•	$•
7/1/2011	9/30/2011	$•	$•	$•
10/3/2011	12/30/2011	$•	$•	$•
1/3/2012	3/30/2012	$•	$•	$•
4/2/2012	6/29/2012	$•	$•	$•
7/2/2012	9/28/2012	$•	$•	$•
10/1/2012	12/31/2012	$•	$•	$•
1/2/2013	3/28/2013	$•	$•	$•
4/1/2013	6/28/2013	$•	$•	$•
7/1/2013	9/30/2013	$•	$•	$•
10/1/2013	12/31/2013	$•	$•	$•
1/2/2014	3/31/2014	$•	$•	$•
4/1/2014	6/30/2014	$•	$•	$•
7/1/2014	9/30/2014	$•	$•	$•
10/1/2014	[•]/[•]/2014*	$•	$•	$•

*	As of the date of this final terms supplement, available information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through [•], 2014. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of [•]’s [common stock] [American depositary shares] [shares] for the period indicated, based on information from Bloomberg. The solid line represents the trigger price of $[•], which is equal to [•]% of the closing price of [•] on [•], 2014. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

[GRAPHIC]

 Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-4 and A-5 of this final terms supplement.

ANNEX B

UBS Equity Investor – Investment Guide

B-1

Trigger Autocallable Optimization Securities UBS Equity Investor investment guide

B-3 | Trigger Autocallable Optimization Securities
Contents
B-4
Overview
B-5
How the securities work
B-8
An example investment
B-13
Key investment risks
B-15
Where to find additional information
B-16
Glossary

Trigger Autocallable Optimization Securities | B-4
Overview
UBS Equity Investor is a proprietary trading system that
allows you and your financial advisor to customize
structured investments on a same-day basis.
Trigger Autocallable Optimization Securities (referred to
as the securities) are one of the investments that can
be built for you using UBS Equity Investor. These
securities are debt securities issued by UBS AG that are
designed to provide a potential call return for investors
willing to accept the downside market risk of individual
stocks (including an American depositary share) or
exchange-traded funds (ETFs), subject to a trigger
feature which may potentially limit exposure to
negative market returns at maturity.
Trigger Autocallable Optimization Securities are not a
substitute for traditional fixed income investments.
Because an investment in a Trigger Autocallable
Optimization Security involves a significant risk of loss,
it is important that you familiarize yourself with the
features and risks of these investments before you
invest. In this guide, you will learn about how these
securities work and understand some of the
terminology related to these securities. You can also
walk through a hypothetical example of an investment
in a security and read a summary of key investment
risks.
This investment guide is just one step in learning about
Trigger Autocallable Optimization Securities. In the
prospectus supplement of which this investment guide
is an annex (and which also includes a sample final
terms supplement you will find links to the product
supplement and the base prospectus (collectively, with
the prospectus supplement, the base offering
documents) for the securities, which you should read
and understand prior to investing in any securities. You
will also find instructions on how you can find additional
information about the issuer of the securities, UBS AG.
If you wish to invest or if you have any questions about
these or other opportunities, please contact your UBS
financial advisor.
),

B-5 | Trigger Autocallable Optimization Securities
How the securities work
What are Trigger Autocallable Optimization
Securities?
Trigger Autocallable Optimization Securities are
unsubordinated, unsecured debt instruments issued by
UBS AG (UBS). Like a traditional UBS debt instrument,
any payment on a security is subject to the
creditworthiness of UBS. However, unlike a traditional
debt instrument, UBS is not necessarily obligated to
repay the full principal amount of a security at
maturity. Whether or not UBS repays the full principal
amount of a security at maturity depends on the
performance of the stock or ETF to which the security
is linked (which is referred to as the underlying
equity Because the securities can have the same
downside market risk as the underlying equity, if you
purchase a Trigger Autocallable Optimization Security,
you are accepting the risk that you may lose all or a
substantial portion of your investment at maturity.
Trigger Autocallable Optimization Securities are not
meant to be substitutes for traditional fixed income
investments. In addition to the securities having
downside market risk, UBS will not pay a fixed rate of
interest on your securities. Instead, you have the
potential to earn a call
return if UBS automatically
calls your securities. Whether or not UBS calls your
securities depends on the performance of the
underlying equity, as discussed below.
How do I earn the call return on the securities?
On the trade date
for your security, the closing price
of the underlying equity is observed. We refer to this
price as the initial price. On periodic observation
dates the closing price of the underlying equity is
observed and, if it is equal to or greater than the initial
price, UBS will automatically call your securities and pay
you a call price
equal to the principal amount
of
the securities plus the applicable call return. If the
closing price on each observation date is less than the
initial price, your securities will not be called and you
may lose some or all of your investment as described
below.
How is the call return calculated?
The potential call return increases over the term of the
securities and is based upon the call return rate.  The
call return you receive (if any) will depend on the
applicable observation date on which the securities are
called. Before you agree to purchase the Trigger
Autocallable Optimization Securities, you will receive a
preliminary terms supplement that summarizes the
terms of the securities, including the indicative call
return rate and the schedule of potential call returns
and call prices with respect to each observation date.
The call return rate will vary depending on a number of
factors (including those set forth in the table below).
Generally, a higher call return rate corresponds to a
greater risk of loss at maturity.
Relationship between the trigger price, call return rate and selected factors
Factors that influence the trigger price and call return rate of your security
Trigger price Call return rate
Implied volatil-
ity of stock
Dividend rate
of stock
Market interest
rates UBS credit risk
Trigger price n/a
Call return
rate
n/a
This table is based on generalizations for ease of conceptual understanding.  For the respective term or factor in each column, the arrow indicates the general relationship to the trigger price and call return rate. An up-arrow indicates a generally positive relationship. A down-arrow indicates a generally negative relationship. E.g., a higher implied volatility for the underlying equity generally results in a lower trigger price or a higher call return rate for your security. The relationship between the trigger price, call return rate and the selected factors may vary in individual cases based on complex and interrelated political, economic, financial and other factors.
).
,

Trigger Autocallable Optimization Securities | B-6
What will UBS pay at maturity of the securities?
At maturity, if the securities have not been previously
called, UBS' payment to you, if anything, will depend
on the final price of the underlying equity relative to a
predetermined trigger price. The trigger price for
your securities is set on the trade date at a price below
the initial price of the underlying equity— typically 60%
to 90% of the initial price. The trigger price for each
security will vary depending on a number of factors
(including those set forth in the table on page B-5).
Generally, a higher trigger price corresponds to a
higher call return rate, but also results in a greater risk
of loss.
On the final valuation date
for your security, UBS
will observe the closing price of the underlying equity
(which is referred to as the final price). Because the
final valuation date is also the last observation date for
an automatic call of your securities, if the final price is
equal to or greater than the initial price, UBS will
automatically call your securities and pay you the
relevant call price as described above. If the final price
is less than the initial price but is equal to or greater
than the trigger price, UBS will repay you the full
principal amount per security on the maturity date
(which is typically five business days after the final
valuation date for a 0% return on the securities). If
the final price of the underlying equity is less than the
trigger price, UBS will pay you less than the full
principal amount, if anything, at maturity, resulting in a
loss on your investment that is proportionate to the full
decline in the price of the underlying equity from the
trade date to the final valuation date. Under no
circumstances will you participate in any appreciation in
the price of the underlying equity.
Because Trigger Autocallable Optimization Securities
are unsubordinated, unsecured debt obligations of UBS,
all payments on the securities are subject to the
creditworthiness of UBS. If UBS is unable to pay its
obligations as they come due, you could lose some or
all of your investment in the securities.
What underlying equities are available for the
securities?
There are over 200 stocks and ETFs available for you
to select as an underlying equity for your security. The
preliminary terms supplement you receive will include a
brief description of the underlying equity selected,
along with instructions on how to find additional
information about the underlying equity.
How much do the securities cost?
The issue price
and principal amount
of each
Trigger Autocallable Optimization Security is $10.00.
The issue price includes all fees payable on the
security, as discussed below. The securities are subject
to minimum issue size and individual purchase amount
requirements, as discussed below and in the base
offering documents.
What are the fees associated with the
securities?
The fees associated with the securities include a sales
concession paid to UBS Financial Services Inc., which
pays your financial advisor, as well as the costs and
potential profit to UBS for issuing and hedging its
obligations under the securities. These fees are
embedded in the issue price that you pay for the
securities and are reflected in the terms of the security.
Once the terms of the security are
Understanding the relationship between the closing price and the payment at maturity
Trade date
The trigger price is
set below the initial price
The initial price is determined.
Closing price Trigger price Initial price
Observation dates
(if not previously
called)
If closing price initial price, UBS
automatically calls the securities and
pays the call price at maturity.
Final valuation
date (if not
previously called)
If trigger price final price < initial
price, UBS repays the full principal
amount per security at maturity.
If closing price initial price, UBS
automatically calls the securities and
pays the call price per security at
maturity.
If final price < trigger price, UBS
pays less than the principal
amount per security, if anything,
resulting in a loss proportionate to
the full decline in the price of the
underlying equity from the trade
date to the final valuation date at
maturity.
,

B-7 | Trigger Autocallable Optimization Securities
set, these fees do not reduce the call return you may
receive or the payment at maturity of the securities,
but they may affect the price of the securities prior to
maturity.
What if I want to sell the securities before
maturity?
The securities will not be listed on any exchange.
Although the securities are designed to be held to
maturity or until called, you may be able to sell your
securities back to UBS prior to maturity. The price that
you receive for each security may be more or less than
the principal amount of your security and may be less
than the principal amount even if the underlying equity
price is equal to or greater than the trigger price.
Please keep in mind that UBS is not obligated to make
a market for your securities.  You may not be able to
sell your securities prior to maturity, and, therefore,
you should be prepared to hold your securities to
maturity.
What happens if there is a stock split or a
merger?
For stock splits, mergers or other corporate actions
relating to the underlying equity, the calculation
agent for the securities will generally make an
adjustment to the initial price, the trigger price, the
final price and/or to the underlying equity. The type of
adjustment will depend on the type of corporate action
that has occurred and, in some cases, no adjustment
may be made. The base offering documents for the
securities describe some of the corporate actions that
may occur and some of the adjustments that may
occur. The purpose of any adjustment by the
calculation agent is generally to offset any change in
the economic position of the investors and UBS from
the corporate action. If a corporate action occurs and
the calculation agent does not make any such
adjustments, the market value of your securities, the
likelihood of the securities being automatically called,
and the payment at maturity may be negatively
affected.  Because the calculation agent for the
securities is an affiliate of UBS, the calculation agent
may have a conflict of interest in determining whether
and how to make any adjustments.
What are the expected tax consequences of
investing in the securities?
The base offering documents for the securities will
contain a tax disclosure describing the expected U.S.
federal income tax consequences of investing in the
securities. The tax consequences are complex and
uncertain. As a reminder, UBS and its employees do
not provide tax advice. You should consult with your
tax advisor prior to investing in any securities.
As described in the base offering documents, UBS
expects to treat the securities for tax purposes as a
pre-paid derivative contract with respect to the
underlying equity. The Internal Revenue Service could
assert a different tax treatment for the securities, which
could require you and UBS to treat the securities
differently than described in the base offering
documents.
Investment summary
Potential call return
UBS will automatically call the
securities and repay the principal
amount plus pay a call return if the
closing price of the underlying
equity on any observation date is
equal to or greater than the initial
price. However, you will not
participate in any appreciation in
the price of the underlying equity.
Downside equity market risk
If the securities are never called
and the final price of the underlying
equity is less than the trigger price,
UBS will not repay the full principal
amount of your securities at
maturity. In that case, UBS will pay
you less than the full principal
amount, if anything, at maturity,
and you will have a loss that is
proportionate to the full decline in
the price of the underlying equity
from the trade date to the final
valuation date.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the securities.
There may be limited or no liquidity
for the securities. The tax
consequences of investing in the
securities are complex and
uncertain. Please see the risk
section of this investment guide
and the base offering documents
for additional important
considerations.

An example investment
1) Select an underlying equity
You and your financial advisor can select an underlying
equity for your security from a list of over 200 stocks
and ETFs. Many investors use different strategies in
determining which underlying equity to select (see the
table below for a discussion of some of these
strategies).
For purposes of this example investment, we will use a
fictional underlying equity for your security: XYZ
common stock.
2) Select an observation frequency for your
security
You have the flexibility to choose the maturity for your
securities which can be between 1 year and 2 years,
with 3 month increments in between. You can also
select the frequency of the observation dates for a
potential automatic call. The observation dates can be
monthly, bi-monthly, quarterly, semi-annually or a
single observation on the final valuation date. The
more frequent the call observation dates, the more
chances you have for your security to be called. More
frequent call observation dates also create a risk the
securities may be automatically called at an earlier
point during the term of the securities, resulting in a
lower potential call price. You may want to select more
frequent observation dates when you have a shorter
term neutral-to-bullish view of the underlying
equity and less frequent observation dates when you
have a longer term neutral-to-bullish view of the
underlying equity.
For purposes of this example investment, we will
assume that you selected a maturity of one year and
quarterly observation dates.
3) Select the trigger price or the call return rate
for your security
You need to select either the trigger price or the call
return rate for your security. The trigger price can be
set
In this section of the investment guide, we provide an example of a hypothetical investment in the
Trigger Autocallable Optimization Securities. This example is for illustrative purposes only. The actual terms and conditions for any security you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the security.
Sample strategies for selecting an underlying equity
Investment goal
Underlying equity selection Considerations
Outperform the
underlying equity
Range-bound or "neutral" rated equities
(i.e., equities you expect will remain
relatively flat)
There is no guarantee that the price of the equity will not
appreciate by more than the applicable call return, resulting in underperformance
Generate a call
return while limiting
the risk of loss
Bullish or "buy" rated equities
(i.e., equities you believe are undervalued
or that you expect will appreciate
significantly)
There is no guarantee that the price of the equity will not
decline during the term of the securities and close below the trigger price on the final valuation date, resulting in a loss on your investment
There is no assurance that the indicated investment goal will be achieved. Investors may lose all or a substantial portion of their investment in the securities. Investors will not participate in any appreciation of the underlying equity during the term of the securities and the securities may underperform a direct investment in the underlying equity.
Trigger Autocallable Optimization Securities | B-8

anywhere from 60% to 90% of the initial price of the
underlying equity. The call return rate for the security
has no pre-set limits but call return rates between 10%
and 20% per annum are common.
Your financial advisor will use UBS Equity Investor to
solve for the final parameter of your security. If you
selected the call return rate, your financial advisor will
solve for the indicative trigger price. If you selected the
trigger price, your financial advisor will solve for the
indicative call return rate.
For purposes of this example investment, we will
assume that you selected a trigger price equal to 80%
of the initial price of the underlying equity. We will also
assume that your financial advisor solved for an
indicative call return rate range of 14.00% to 16.00%
per annum (an increase in the potential call price
between 3.50% and 4.00% per quarter).
4) Agree on indicative terms and review the
preliminary terms supplement
If you are satisfied with the parameters for your
security, your financial advisor will e-mail you a
preliminary terms supplement summarizing the key
terms, conditions and risks for your security. The
preliminary terms supplement should be read in
conjunction with the base offering documents including
this investment guide. In the preliminary terms
supplement, either the call return rate or the trigger
price will be represented by an indicative range
(depending on which parameter your financial advisor
solved for).
For purposes of this example investment, we will
assume that the preliminary terms supplement shows a
range on the call return rate of between 14.00% and
16.00% per annum (an increase in the potential call
price between 3.50% to 4.00% per quarter).
If you want to receive the top end of the call return
rate range or the bottom of the trigger price range
your financial advisor solved for, you must confirm your
order within 20 minutes of when your financial advisor
generated the indicative terms. Otherwise, the final
parameter will be set within the indicated range after
you confirm your order with your financial advisor
based on market conditions at that time.
For purposes of this example investment, we will
assume that you do not confirm your order within 20
minutes of when your financial advisor generated the
indicative terms
and that the call return rate will be set within the
indicated range after you confirm your order.
5) Confirm your order with your financial advisor
The deadline for your financial advisor to generate
terms and send you the preliminary terms supplement
is 2pm, Eastern time. The deadline to place an order is
3pm, Eastern time, on the same day you receive the
preliminary terms supplement for your security. This
day will become the trade date for your security.
Because you have a limited amount of time to review
the preliminary terms supplement and accept the terms
of your security, you should carefully review the base
offering documents and be comfortable with the
features and risks of Trigger Autocallable Optimization
Securities prior to considering your first transaction.
The minimum issue size for creating a security is
$100,000, while the maximum size is $4 million. When
deciding how much to invest in any individual security,
consider your market exposure to the underlying equity
and your overall credit exposure to UBS. Generally, you
should not invest more in a security than you would be
willing to invest directly in the underlying equity. You
should also consider your credit exposure to UBS across
your entire portfolio and whether an investment in the
securities might cause you to be overly concentrated in
UBS credit risk.
For purposes of this example investment, we will
assume that you confirm an order with your financial
advisor to invest $100,000 in the security.
6) The final terms for your security are set
The initial price of the underlying equity will be set
equal to the closing price of the underlying equity on
the trade date. The trigger price will be set below the
initial price as indicated in the preliminary terms
supplement. The call return rate will be set within the
range indicated in the preliminary terms supplement.
These final terms for your security will be e-mailed to
you in a final terms supplement.
B-9 | Trigger Autocallable Optimization Securities

For purposes of this example investment, we will
assume that the initial price of the underlying equity is
$25.00, the trigger price is $20.00 (80% of $25.00) and
the call return rate is set within the range indicated in
your preliminary terms supplement at 15.00% per
annum (an increase in the potential call price of 3.75%
per quarter).
7) The value of your security prior to maturity
You should be prepared to hold your securities to
maturity. If you wish to sell your securities prior to
maturity, you should be aware that the value of your
securities will fluctuate based on a number of factors,
including the performance of the underlying equity,
time remaining to maturity, the implied volatility of the
underlying equity, dividends paid on the underlying
equity, market interest rates, the creditworthiness of
UBS and the fees embedded in the price of your
securities.
Generally, you should not expect upside movements in
the underlying equity to coincide with similar movement
in the value of the securities due to limitations on your
return potential from the call return and other factors.
On the other hand, declines in the price of the
underlying equity may have a significantly negative
effect on the value of your securities. Prior to maturity,
the market value of your securities may be significantly
less than the principal amount even if the price of the
underlying equity is above the trigger price.
UBS expects to maintain a market in its securities for
clients who wish to sell their securities prior to maturity.
However, UBS is under no obligation to repurchase
Hypothetical security terms
Issuer UBS AG
Maturity 1 year Selected by you.
Observation frequency Quarterly Selected by you
Underlying equity XYZ common stock Selected by you.
Total principal amount $100,000 Selected by you.
Principal amount $10.00 per security
Initial price $25.00 per security The closing price of the underlying equity on the trade date.
Trigger price $20.00 Equal to 80% of the initial price as selected by you.
Call return rate 15% per annum (an increase in the
call price of 3.75% per quarter)
Within the range indicated in the preliminary terms
supplement.
your securities, and the price you receive from UBS
may be at a discount to the market value of your
securities. Because you may not be able to sell your
securities prior to maturity, you should be prepared to
hold your securities to maturity if not previously called.
If you are able to sell your Securities prior to maturity,
you may incur a substantial loss even if the price of the
underlying equity is equal to or greater than the trigger
price at that time.
8) The payment upon an automatic call or at
maturity
The return on your securities will depend on whether or
not the securities are called, and if not, the final price
of the underlying equity on the final valuation date
relative to the trigger price. Please remember that any
payment on a security, including any repayment of
principal, is subject to the creditworthiness of UBS. If
UBS is unable to repay its obligations when due, you
may lose some or all of your investment in the
securities.
Scenario 1: The closing price of XYZ  stock on the first
observation date is $27.00 (an 8% increase from the
initial price).
Because the closing price of XYZ stock on the
observation date is equal to or greater than the initial
price, UBS will automatically call the securities. Because
only one observation date has passed, the call return
will be 3.75% and UBS will pay a call price on the
applicable call settlement date
equal to the principal
amount plus the call return, or $10.375 per security (or
$103,750 total). The return on your investment would
be 3.75%.
Trigger Autocallable Optimization Securities | B-10

B-11 | Trigger Autocallable Optimization Securities
Scenario 4: The securities were not called prior to
maturity and the final price of XYZ stock is $22.00 (a
12% decline from the initial price).
Even though the final price of the underlying equity is
less than the initial price, the final price of XYZ stock is greater than the trigger price. In this scenario, UBS will
repay the full principal amount of the security at
maturity ($10.00 per security or $100,000 total). You
would have earned no return on your investment.
Scenario 5: The securities were not called prior to
maturity and the final price of XYZ stock is $15.00 (a
40% decline from the initial price).
Because the final price of XYZ stock is less than the
trigger price, you will be exposed to the full decline in
the underlying equity and UBS will repay less than the
full principal amount at maturity ($6.00 per security or
$60,000 total). You would have lost 40% of your
investment.
Scenario 2: The securities are not called following the
first two observation dates and the closing price of XYZ
stock on the third observation date is $25.00 (the same
as the initial price).
Because the closing price of XYZ stock on the
observation date is equal to or greater than the initial
price, UBS will automatically call the securities. Because
three observation dates have passed, the call return
will be 11.25% (3.75% x 3) and UBS will pay a call
price on the applicable call settlement date equal to the
principal amount plus the call return, or $11.125 per
security (or $111,250 total). The return on your
investment would be 11.25%.
Scenario 3: The securities were not called prior to
maturity and the final price of XYZ stock is $30.00 (a
20% increase from the initial price).
Because the final price of XYZ stock is greater than or
equal to the initial price, UBS will automatically call the
securities. Because all four observation dates have
passed, the call return will be 15.00% (3.75% x 4) and
UBS will pay a call price on the applicable call
settlement date equal to the principal amount plus the
call return, or $15.00 per security (or $115,000 total).
The return on your investment would be 15.00%.

Trigger Autocallable Optimization Securities | B-12
Hypothetical payout on your $100,000 investment
If not previously called:
1 observation date 2 observation date 3 observation date
4 observation date/
final valuation date
Closing
price
Payment
on call
settlement
date*
Return
if called
Payment on
call
settlement
date*
Return
if called
Payment on
call
settlement
date*
Return
if called
Payment on
maturity
date* Return
… … … … … … … … …
$30.00 $103,750 3.75% $107,500 7.50% $111,250 11.25% $115,000 15.00%
$29.00 $103,750 3.75% $107,500 7.50% $111,250 11.25% $115,000 15.00%
$28.00 $103,750 3.75% $107,500 7.50% $111,250 11.25% $115,000 15.00%
$27.00 $103,750 3.75% $107,500 7.50% $111,250 11.25% $115,000 15.00%
$26.00 $103,750 3.75% $107,500 7.50% $111,250 11.25% $115,000 15.00%
$25.00 $103,750 3.75% $107,500 7.50% $111,250 11.25% $115,000 15.00%
$24.00 not called n/a not called n/a not called n/a $100,000 0.00%
$23.00 not called n/a not called n/a not called n/a $100,000 0.00%
$22.00 not called n/a not called n/a not called n/a $100,000 0.00%
$21.00 not called n/a not called n/a not called n/a $100,000 0.00%
$20.00 not called n/a not called n/a not called n/a $100,000 0.00%
$19.00 not called n/a not called n/a not called n/a $76,000 -24.00%
$18.00 not called n/a not called n/a not called n/a $72,000 -28.00%
$17.00 not called n/a not called n/a not called n/a $68,000 -32.00%
$16.00 not called n/a not called n/a not called n/a $64,000 -36.00%
$15.00 not called n/a not called n/a not called n/a $60,000 -40.00%
… not called n/a not called n/a not called n/a … …
$0.00 not called n/a not called n/a not called n/a $0 -100.00%
* The securities will be called if the closing price of the underlying equity on an observation date is equal to or greater than the initial price.  Once called, you will not receive any further payments on the securities.
Summary
Trigger Autocallable Optimization Securities are
designed to provide a call return for investors who
believe an individual equity’s price will remain flat
or increase over the term of the securities. The
securities are for investors willing to accept the
downside market risk of the underlying equity,
subject to a trigger feature which may potentially
limit exposure to negative market returns at
maturity. Therefore, the securities are not meant to
be used as substitutes for traditional fixed income
investments. By using UBS Equity Investor, your
financial advisor can customize Trigger Autocallable
Optimization Securities for you across specified
parameters to help you meet your investment
goals. However, investing in Trigger
Autocallable Optimization Securities involves significant risks and considerations that you should understand. We discuss some of these key investment risks in the next section of this guide.
Initial price*
Trigger price
st
nd
rd
th

Key investment risks
Issuer credit risk
Trigger Autocallable Optimization Securities are
unsubordinated, unsecured debt obligations of UBS AG. Any
payment on a security, including payments in respect of an
automatic call or any repayment of principal, is subject to the creditworthiness of UBS. If UBS is unable to pay its obligations as they come due, you may lose some or all of your
investment in your security.
Risk of loss
You may be exposed to the downside market risk of the
underlying equity and may lose all or a substantial portion of your investment depending on how much the underlying
equity declines. Generally, the higher the call return rate is on a security, the greater the risk of loss will be on the security.
Potential returns are limited
Potential returns on securities are limited to the call return rate and the applicable call returns for corresponding
observation dates. You will not participate in any appreciation of the underlying equity, even though you will be subject to the risk of a decline in the price of the underlying equity.
Call risk / Reinvestment risk
If the securities are called before maturity, you may not be able to reinvest the proceeds in similar securities with similar terms.
Fair Value Considerations
The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, UBS will determine the
estimated initial value of the securities by reference to its internal pricing models and it will be set forth in the relevant final terms supplement. You will also receive an indicative
range for the estimated initial value in the preliminary terms supplement. These pricing models incorporate, among other
variables, an internal funding rate that is typically lower than the rate UBS pays on conventional debt of a similar term. Use of an internal funding rate generally reduces the economic
value of the securities and may adversely affect any
secondary market pricing on the securities.
Performance prior to maturity
In addition to the performance of the underlying equity, fees embedded in the issue price of a security and market factors that influence the price of bonds and options generally will also influence the value of a security prior to maturity.
Therefore, the market value of a security prior to maturity
may be less than its issue price, even if the underlying equity has increased, and may be substantially different than the
payment expected at maturity. You must hold your security
until automatically called or to maturity to receive the stated
payout, including any repayment of principal.
No guarantee of liquidity
No offering of the securities will be listed or displayed on any securities exchange or any electronic communications
network. A secondary trading market for the securities may
not develop. UBS Securities LLC and other affiliates of UBS
may make a market in the securities, although they are not
required to do so and may stop making a market at any time.
The price, if any, at which you may be able to sell your
securities prior to maturity could be at a substantial discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.
No dividends or voting rights
In owning a security rather than owning the underlying equity directly, you give up certain benefits associated with direct ownership. If the underlying equity pays a dividend, that
dividend will not be paid out to you. You also will not have voting rights that direct owners may have.
Potential conflicts
UBS and its affiliates may play a variety of roles in connection with a security, including acting as calculation agent and
hedging UBS' obligations under the security. In performing
these duties, the economic interests of the calculation agent and other UBS affiliates may be adverse to your interests as a security investor. Additionally, our affiliates will derive
compensation from sales of the securities.
Investing in Trigger Autocallable Optimization Securities involves significant risks. Below, we summarize some of the key risks. However, prior to investing in any securities, you should carefully review the more detailed discussion of risks in the base offering documents and in the preliminary terms supplement you receive from your financial advisor.
B-13 | Trigger Autocallable Optimization Securities

Trigger Autocallable Optimization Securities | B-14
Taxation
The tax treatment of a security is complex. The base offering documents contain a tax disclosure discussing the expected
federal income tax consequences of investing in a security.
Significant aspects of the tax treatment of a security may be uncertain. UBS Financial Services Inc. and its employees do
not provide tax advice. You should consult your own tax
advisor about your own tax situation before investing in any securities.

Where to find additional information

For additional information about UBS AG, the issuer of the securities, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement, of which this investment guide is an annex, (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for the securities, which you should read and understand prior to investing in any securities. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

B-15 | Trigger Autocallable Optimization Securities

Trigger Autocallable Optimization Securities | B-16
Calculation agent
UBS Securities LLC is the calculation agent for the
securities. The calculation agent may have considerable
discretion in calculating the amounts payable in respect
to the securities, and you should be aware of potential
conflicts of interest between the calculation agent's role
and your interest as a holder of the securities prior to
making an investment.
Call settlement dates
If your securities are automatically called, the call
settlement date is the day that UBS will pay you the
call price and is typically five business days following
the relevant observation date. If the securities are
automatically called on the final observation date, the
call settlement date will be the maturity date.
Call price
The payment that UBS makes to you on the call
settlement date if your securities are automatically
called. This payment will equal the principal amount
plus a return equal to the accrued call return.
Call return
The return you will earn on your investment in the
securities if they are automatically called.
Call return rate
The call return rate is a per annum percentage that
expresses the rate at which the potential call price will
increase, on a non-compounded basis.
Final price
The final price is the closing price of the underlying
equity on the final valuation date, as determined by the
calculation agent.
Final valuation date
The final valuation date is disclosed in the preliminary
terms supplement you receive. The final valuation date
may be subject to postponement if certain market
disruption events occur.
Glossary
Final terms supplement
The final terms supplement is the prospectus that
contains the final terms of your note and will be e-
mailed to you on the trade date after the final terms for
your note have been set and the trade has been
executed.
Initial price
The initial price is the closing price of the underlying
equity on the trade date as determined by the
calculation agent. Since you must place your order
before the market closes on the trade date, you will not
know the exact initial price when you place your order,
but it will be disclosed in the final terms supplement
you receive.
Issue price
The issue price is the price you pay for your security.
The issue price per security will be $10.00.
Implied volatility
Implied volatility is a forward-looking measure of an
equity’s price variation that is derived from the market
price of options on that equity.
Maturity date
The maturity date is the date on which UBS will pay
you any cash you are owed in accordance with the
terms of your security if the security has not previously
been called. The maturity date will be disclosed in the
preliminary terms supplement and is typically five
business days after the final valuation date. The
maturity date may be subject to postponement if the
final valuation date is postponed.
Observation date(s)
The date or dates on which the closing price of the
underlying equity is observed relative to the initial price
to determine if your securities will be automatically
called. The last observation date for your security is
also the final valuation date.
Preliminary terms supplement
The preliminary terms supplement is the supplement
that summarizes the preliminary terms and conditions
of your security as well as certain key risks.  You must
review and confirm the preliminary terms with your
financial advisor before placing your order for your
security.

Trade date
The trade date is the date on which you place your
order for a security. On this date, the trade is executed
and the initial price, call return rate and trigger price of your security are fixed.
Trigger price
A feature designed to potentially limit some downside
exposure to the negative returns of an underlying
equity at maturity. The trigger price is a specified price
of the underlying equity that is below the initial price
set forth in the applicable final terms supplement.
Underlying equity
The underlying equity may be the common stock, or
American depositary share of a specific company or the
share of an ETF.
B-17 |
Trigger Autocallable Optimization Securities
UBS Financial Services Inc. is a subsidiary of UBS AG.